United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 15, 2016

ISORAY, INC.

(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354

(Address of principal executive offices) (Zip Code)

(509) 375-1202

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 15, 2016, IsoRay, Inc. (the “Company”) granted Thomas C. LaVoy, the Company’s Chief Executive Officer and Chairman, an option (the “Option”), pursuant to the Company’s 2014 Employee Stock Option Plan, to purchase 250,000 shares of the Company’s common stock at an exercise price of $0.69 per share, which was equal to the closing price of the Company’s common stock on Friday, February 12, 2016, since the markets were closed on the grant date of Monday, February 15, 2016. The Option vests and becomes exercisable immediately and expires on February 15, 2026. The Option was granted pursuant to Mr. LaVoy’s Employment Agreement with the Company.

In addition, on February 15, 2016, the Company and Mr. LaVoy entered into a Stock Option Agreement and Notice of Grant of Stock Option (collectively, the “Option Agreement”) with respect to the Option.

The foregoing description of the Option Agreement is not a complete description of the Option Agreements and is qualified in its entirety by reference to the Option Agreement, a copy of which is filed as Exhibit 10.89 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
10.89	IsoRay, Inc. Stock Option Agreement and Notice of Grant of Stock Option to Thomas C. LaVoy, dated February 15, 2016.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 19, 2016
IsoRay, Inc., a Minnesota corporation

	By:	/s/ Brien Ragle
Brien Ragle, CFO